AGREEMENT WITH RESPECT TO OBLIGATIONS

This Agreement with Respect to Obligations (the “Agreement”), dated effective as of March 10, 2006 (the “Effective Date”), is between BIO-ONE CORPORATION, a Nevada corporation (“Debtor”), and CSI BUSINESS FINANCE, INC., a Florida corporation (“CSI”), on behalf of itself and as agent for Cornell Capital Partners, L.P. (in such capacity, “Agent”).

WITNESSETH:

WHEREAS, Debtor and Cornell Capital Partners, L.P. (“Cornell”) are parties to that certain Securities Purchase Agreement dated March 29, 2004 (the “Purchase Agreement”);

WHEREAS, Debtor was originally indebted to Cornell pursuant to (i) that certain promissory note dated October 21, 2004 in the original principal amount of $200,000 (“Cornell Note One”), (ii) that certain promissory note dated November 18, 2004 in the original principal amount of $300,000 (“Cornell Note Two”), and (iii) that certain Secured Debenture dated March 26, 2004 in the original principal amount of $15,000,000 issued pursuant to the Purchase Agreement (the “Cornell Debenture”);

WHEREAS, the obligations of Debtor to Cornell were secured by all of the assets of Debtor pursuant to that certain Security Agreement between Debtor and Cornell (the “Security Agreement”) and by all of the Class A Common Shares of Debtor’s subsidiary, Interactive Nutrition International, Inc. (the “INII Stock”), pursuant to that certain Pledge Agreement between Debtor and Cornell (the “Pledge Agreement”);

WHEREAS, the proceeds of the loan from Cornell to Debtor were used in part to finance the purchase of INII by Debtor and to finance the purchase by Debtor of a 51% ownership interest in Weifang Shengtai Pharmaceuticals Co., Ltd., a company organized under the laws of the People’s Republic of China (“WSP”);

WHEREAS, Cornell Note One, Cornell Note Two and $8,500,000 of the amounts outstanding under the Cornell Debenture (the “CSI Portion of the Cornell Debenture”), along with the rights of Cornell under the Purchase Agreement relating to the CSI Portion of the Cornell Debenture, have been transferred and assigned by Cornell to CSI;

WHEREAS, Debtor is obligated to CSI pursuant to that certain Amended and Restated Unsecured Promissory Note dated as of September 9, 2005 in the principal amount of $600,000 (the “CSI Note”);

WHEREAS, Debtor is in default of its obligations under the Purchase Agreement, the Cornell Debenture, Cornell Note One and Cornell Note Two and all amounts under the Cornell Debenture, Cornell Note One and Cornell Note Two are now due and payable;

WHEREAS, Cornell has authorized CSI to enter into this Agreement on its behalf and to bind Cornell to the terms and conditions contained herein;

WHEREAS, Debtor has agreed to transfer and assign to CSI the INII Stock and the proceeds from the liquidation of Debtor’s interest in WSP in exchange for the forgiveness by CSI and Cornell of all obligations under the Purchase Agreement, the Cornell Debenture, Cornell Note One, Cornell Note Two, the Cornell Debenture and the CSI Note (collectively, the “Debtor’s Debt Obligations to CSI and Cornell”), and CSI, on its own behalf and as Agent, has agreed to accept the assignment of the INII Stock and the proceeds from the liquidation of Debtor’s interest in WSP in exchange for the foregoing, all pursuant to the terms hereof;

NOW, THEREFORE, in consideration of the premises and agreements contained herein, Debtor and CSI, on behalf of itself and as Agent, hereby agree as follows:

Section 1.    Assignment of INII Stock. Debtor hereby transfers, conveys and assigns the INII Stock to CSI, which stock is represented by certificate No. A-5, representing 101 shares of Class A Common Shares of Interactive Nutrition International Inc. Debtor represents that Debtor is the record and beneficial owner of the INII Stock and has not transferred, pledged or otherwise conveyed any interest in the INII Stock other than pursuant to the Pledge Agreement, and that other than with respect to the lien granted pursuant to the Pledge Agreement, Debtor owns the INII Stock free and clear of all liens, claims or encumbrances. Debtor agrees to endorse the back of the certificate representing the INII Stock or execute a stock power so that record ownership of the INII Stock can be transferred to CSI. In addition, Debtor hereby transfers, conveys and assigns to CSI all of its interest in WSP including, but not limited to, the proceeds from the liquidation of such interest (the “WSP Interest”). In consideration of the foregoing, CSI, on its own behalf and as Agent, hereby releases Debtor from all obligations under Debtor’s Debt Obligations to CSI and Cornell. Furthermore, in clarification of the foregoing, CSI, on its own behalf and as Agent, accepts the INII Stock and the WSP Interest in full satisfaction of all obligations of Debtor to CSI and Cornell secured by the INII Stock, the WSP Interest and all other collateral pledged to Cornell pursuant to the Security Agreement and the Pledge Agreement.

Section 2.    Confirmation by Debtor. Debtor hereby confirms that it has no valid offsets, setoffs or counterclaims against CSI or Cornell with respect to Debtor’s Debt Obligations to CSI and Cornell.

Section 3.    Release. Debtor hereby releases, remises, acquits and forever discharges CSI and Cornell, together with their respective employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter accruing, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date hereof, and in any way directly or indirectly arising out of or in any way connected to Debtor’s Debt Obligations to CSI and Cornell, any security or pledge instrument executed in connection therewith, and this Agreement. THE FOREGOING RELEASE INCLUDES ACTIONS AND CAUSES OF ACTION, JUDGMENTS, EXECUTIONS, SUITS, DEBTS, CLAIMS, DEMANDS, LIABILITIES, OBLIGATIONS, DAMAGES AND EXPENSES ARISING AS A RESULT OF THE NEGLIGENCE OF ONE OR MORE OF THE RELEASED PARTIES.

Section 4.    Reaffirmation of Security Agreement and Pledge Agreement. Debtor does hereby confirm the validity of the security interest created pursuant to the Security Agreement and Pledge Agreement through the date of the execution of this Agreement.

Section 5.    Additional Provisions.

2.01    Governing Law. This Agreement shall be construed in accordance with the laws of the State of Texas.

2.02    Recitals. Each of the parties hereby confirms that the recitals to this Agreement are true and correct and are a part of and incorporated into this Agreement for all purposes.

2.03    Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by applicable law.

2.04    Binding Agreement. This Agreement shall be binding upon the successors and assigns of the parties hereto.

2.05    Counterparts. This Agreement may be executed in any number of counterparts; each of which shall be deemed an original and all of which together shall be construed as one and the same instrument.

2.06    No Oral Agreements. This Amendment embodies the final, entire agreement among the parties hereto. There are no oral agreements among the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this 10th  day of March, 2006, effective as of the date and year first above written.

BIO-ONE CORPORATION

By:	/s/ Robert J. Ramsey

Name:	Robert J. Ramsey

Title:	Chief Restructuring Officer

CSI BUSINESS FINANCE, INC., on its own behalf and as Agent

By:	/s/ Timothy J. Connolly

Name:	Timothy J. Connolly

Title:	Chief Executive Officer